UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2020
__________________________________________

Lakeland Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

202 Pride Lane SW, Decatur, Alabama 35603
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (256) 350-3873

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	NASDAQ Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2020, Lakeland Industries, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Steven L. Harvey, age 60, pursuant to which Mr. Harvey became employed as Executive Vice President, Sales and Marketing of the Company, effective January 4, 2021.

Mr. Harvey has over 25 years of experience focused on international and domestic sales growth, sales analytics, customer service, customer retention and team building. From 2007 to 2018, Mr. Harvey was Vice-President of Global Sales and Service of Digium, Inc., a company which focuses on the Unified Communications sector (and was acquired by Sangoma Technologies Corporation in September 2018). From 2003 to 2007, Mr. Harvey was the Vice President of Sales, Enterprise and Competitive Service Providers for Adtran, Inc. (“Adtran”), a leading global provider of networking and communications equipment. From 1998 to 2002, Mr. Harvey was the Vice President of Sales, Competitive Service Providers for Adtran, and from 1996 to 1998, Mr. Harvey was the Vice President of Sales, Enterprise for Adtran. Prior to such time Mr. Harvey was an Executive Vice President of, and held various sales positions for, Data Processing Sciences, and began his career at The Procter & Gamble Company. Mr. Harvey graduated with a B.S. in Computer Science from Indiana University.

 The Employment Agreement is for a term of two (2) years commencing on January 4, 2021 through and including January 3, 2023 (the “Term”), subject to early termination as provided therein. The Term shall be automatically extended for an additional 12-month period unless either party provides written notice 90 days prior to the termination of the applicable Term. The Employment Agreement provides for a base salary of $240,000 per year. The Employment Agreement also provides for the grant of a stock option upon commencement of employment. Mr. Harvey is also eligible to be awarded an annual bonus of up to 30% of his base salary and commission pay based on a target commission rate determined by dividing an annual target commission of $125,000 by a mutually agreed annual sales target.

The Employment Agreement contains certain provisions providing for severance payments to Mr. Harvey in the event that he is terminated by the Company without cause or by Mr. Harvey for Good Reason (generally, for failure by the Company to pay Mr. Harvey’s salary or annual bonus, if any, when due and earned, material diminution in Mr. Harvey’s authority or material breach by the Company of the Employment Agreement). The payment to Mr. Harvey is greater in the event that such termination without cause or for Good Reason is within 18 months after a change of control of the Company. Under the Employment Agreement, Mr. Harvey is also subject to non-competition and non-solicitation restrictions during the Term and for a period of one year thereafter.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Employment Agreement with Mr. Harvey, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On January 5, 2021, the Company issued a press release announcing the above-detailed changes. The press release issued by the Company in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)
Exhibits.

10.1	Employment Agreement, dated December 30, 2020, between Lakeland Industries, Inc. and Steven L. Harvey.

99.1	Press Release dated January 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date: January 5, 2021	By:	/s/ Charles D. Roberson
Charles D. Roberson
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement, dated December 30, 2020, between Lakeland Industries, Inc. and Steven L. Harvey.

99.1	Press Release dated January 5, 2021.

  '